Exhibit 99.1

FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS EXECUTES AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER WITH HENRY BROS. ELECTRONICS, INC.

SAN DIEGO, CA, November 15, 2010 — Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading National Security Solutions provider, today announced that it has executed an Amendment to the Agreement and Plan of Merger with Henry Bros. Electronics, Inc. (HBE), whereby the merger consideration has been increased to $8.20 per share in cash for all of the issued and outstanding shares of HBE common stock.  Additionally, the transaction termination fee has been increased to $2,180,582.

The Agreement and Plan of Merger was amended, and the merger consideration and termination fee were increased, as a result of HBE notifying us pursuant to the terms of the merger agreement that they have received an acquisition proposal from Diebold, Inc. (Diebold) a publicly traded company with significant presence in the New York/New Jersey market.  Pursuant to its proposal, Diebold offered to acquire 100% of the outstanding capital stock of HBE for $8.00 per share in cash.  The Diebold proposal did not include a financing contingency.

The definitive proxy statement related to Kratos’ proposed acquisition of HBE has been filed with the U.S. Securities and Exchange Commission, and HBE’s Shareholder Meeting to vote on the proposed transaction is scheduled for December 9, 2010, which is also the date that we expect to close the transaction. The executed Amendment will not change the December 9, 2010 HBE Shareholder meeting date, or the expected transaction closing date.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) is a United States National Security Solutions provider.  Kratos provides Mission Critical Products, Solutions and Services for United States National and Homeland Security.  Principal areas of expertise include C5ISR, sensor development, unmanned system solutions and support, weapon systems upgrade and sustainment; design, engineering, manufacturing and integration of military products, tactical and other shelters; military weapon range operations; critical network engineering services; information assurance and cybersecurity solutions; security and surveillance systems; and critical infrastructure security system design, integration and operation. The Company is headquartered in San Diego, California, with resources located throughout the U.S. and at key strategic military locations. News and information are available at www.KratosDefense.com.

Additional Information

In connection with the acquisition, HBE has filed a definitive proxy statement and other relevant documents concerning the transaction with the SEC.  STOCKHOLDERS OF HBE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Kratos Defense & Security Solutions, 4820 Eastgate Mall, San Diego, CA 92121.  In addition, documents filed with the SEC by HBE will be available free of charge at the SEC’s website at http://www.sec.gov.

Kratos and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of HBE in favor of the acquisition.  Information about the executive officers and directors of Kratos and their ownership of Kratos common stock is set forth in the proxy statement for Kratos’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 1, 2010.

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, statements relating to Kratos’ intention to acquire HBE. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, see the risk disclosures in the Company’s SEC filings, including its most recent Annual Report on Form 10-K for the year ended December 27, 2009 and its Quarterly Reports on Form 10-Q filed from time to time with the SEC. All forward-looking statements included in this news release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.